Exhibit 10.28

Dear Mr. Shimizu,

By this letter, we seek to confirm the understandings and oral agreements between Daito-Osim Health Care Appliances (Suzhou) Co., Ltd. (“Daito-Osim”), a Chinese corporation, and Daito Denki Kogyo (“Daito Denki”), a Japanese Kubushiki Kaisha, also doing business as Daito Electric Machine Industry Co.  Ltd., on the one hand, and Interactive Health, LLC (“IH”), on the other, with respect to patents, copyrights, inventions, concepts, designs, prototypes, software, data, know-how, trade secrets and other proprietary information (“Intellectual Property”) developed solely or jointly by the parties, and with respect to certain trademarks owned by IH.

In particular, in connection with the Distribution Agreement dated as of August 24, 2000, by and between Daito-Osim and IH, as amended by the First Amendment to Distribution Agreement dated February 2003 and the side-letter dated June 12, 2003 (as amended, the “Distribution Agreement”), it is understood and agreed that, for the term of the Distribution Agreement:

(a)           Daito Denki and Daito-Osim individually and jointly grant to IH a royalty-free license under all Intellectual Property solely or jointly owned or developed by Daito Denki and/or Daito-Osim (“Daito Intellectual Property”) embodied in the Products to import, export, market, use, distribute and sell the Products in the territories set forth in Section 2 of the Distribution Agreement.  Products within the scope of said license shall be manufactured by Daito Denki and/or Daito-Osim.  Said license shall be exclusive in conformance with the exclusive licenses set forth in Section 2 of the Distribution Agreement, ***

(b)           IH grants to Daito-Denki a royalty-free license under all Intellectual Property owned or developed by IH(“IH Intellectual Property”) embodied in the Products, other than Perfect Chair Products, to import, export, market, use, distribute and sell the Products in the territory consisting of *** (“the Daito Denki Territory”) and the Remaining International Territory.  Said license shall be exclusive in the Daito Denki Territory and non-exclusive in the Remaining International Territory.  ***

***         Confidential treatment requested.

(c)           The parties shall cooperate with one another regarding the disclosure, naming of inventors, and filing of patent applications around the world covering Intellectual Property developed solely or jointly by the parties relating to the Products.  In particular:

(i)            for any inventions relating to the Products conceived solely by IH or its employees, agents or independent contractors (“IH Inventions”), IH shall have the first opportunity, at its sole expense, to file and prosecute patent applications covering said inventions;

(ii)           for any inventions relating to the Products conceived solely by Daito Denki and/or Daito-Osim, or their employees, agents or independent contractors (“Daito Inventions”), Daito shall have the first opportunity, at its sole expense, to file and prosecute patent applications covering said inventions; and

(iii)          for any inventions conceived jointly by Daito Denki and/or Daito-Osim, or their employees, agents or independent contractors, on the one hand, and IH, or its employees, agents or independent contractors, on the other, and for any improvements made to inventions made by one party to an invention originated by the other, the parties shall consult with one another regarding the filing of patent applications and could be named as joint assignees in the future.

(e)           ***

In the event of bankruptcy, insolvency, dissolution or shut down for any reason of any party to this Agreement, or material breach of the Distribution Agreement by any party to this Agreement (the “Non-Performing Party”), the remaining parties shall retain a license under Intellectual Property belonging to the Non-Performing Party necessary for the remaining parties to enjoy the rights granted herein, including without limitation to make, have made, import, export, use and sell the Products, notwithstanding any early termination of the Distribution Agreement resulting from such bankruptcy, insolvency, dissolution, shut down or breach, provided however that said license shall be temporary in nature and shall last only until the Non-Performing Party emerges from bankruptcy, resumes operation and/or performs its obligations under the Distribution Agreement.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Distribution Agreement.  The term “Products” as used herein shall have the meaning set forth in paragraph (b) of the side-letter dated June 12, 2003.  The term “Remaining International Territories” as used herein shall have the meaning set forth in Section 1.2 of the First Amendment to the Distribution Agreement February 2003, and shall therefore consist of those countries and areas listed on Exhibit B of said First Amendment.

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The rights, licenses and obligations set forth herein shall be binding upon and inure to the benefit of the parties to this Agreement, as well as their successors and assigns.

The undersigned have the full power and authority to enter into this Agreement and to bind the respective parties to the terms of this Agreement.

If the foregoing is an accurate statement of our understandings and agreements, please execute a copy of this letter at your earliest convenience.  We will treat a fully executed copy of this letter as an amendment to the Distribution Agreement to the extent that it may be read otherwise.

Thank you again Shimizu-san, for your attention to this matter and for the continuing excellent relationship that our two companies share.

Sincerely,

/s/ Craig P. Womack

Craig P. Womack, CEO and COO
the foregoing accepted and agreed to on behalf of Interactive Health LLC

ACCEPTED AND AGREED:

DAITO-OSIM HEALTH CARE APPLIANCES (SUZHOU)
CO. LTD.

By:	/s/ Shinichi Shimizu

Name: Director

Title: November 11, 2003

Dated: November 11, 2003

DAITO DENKI KOGYO, K.K.

By:	/s/ Shinichi Shimizu

Name: Shinichi Shimizu

Title: Director

Dated: November 11, 2003

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EXHIBIT 1

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EXHIBIT 2

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